EXHIBIT 10.3

This Affiliate Service Agreement (the "Agreement") is made by and between Shareasale.com, Inc., an Illinois, USA corporation ("shareasale.com"), and you, as an Affiliate utilizing the Shareasale.com service ("You", "Your", "Affiliate").

You must agree to abide by the terms and conditions contained in this Agreement in order to participate. Please read this Agreement carefully before registering and using the Service as an Affiliate. By signing up for shareasale.com, you indicate Your acceptance of this Agreement and its terms and conditions. If You do not accept this Agreement, do not use the shareasale.com Service as an Affiliate.

The following agreement is summarized as follows:

・	You place our merchants banners anywhere on your site as you see fit, or within non-spam emails.

・	We may email you concerning new merchant programs

・	We might change the service here and then

・	Adult, Hate, or other related sites are not allowed

・	You will be paid your commissions, at such time as your account balance is $50 or more.

・	All statistics are collected and calculated by Shareasale.com, and will be the only valid stats used for determining commissions.

・	Any page that contains shareasale.com links, banners, or code must be written in English.

・	As an affiliate, you can only have 1 account. You can list multiple domains in one account, but only one account is allowed. Self-referrals for affiliate or merchant accounts are strictly prohibited.

・	International affiliates (those with addresses outside of the 50 U.S. States) are paid via Direct Deposit where possible.

・
Your physical address listed for receiving checks MUST be your actual address. Mail forwarding services, for the purpose of avoiding network demographics, is NOT allowed. For example, if you choose USA as your country, you must be in the USA. If you choose Russia as a country, you must be in Russia.

・	You won't hold us liable for anything, a link to a non-shareasale.com Web site does not mean that shareasale.com endorses or accepts any responsibility for the content or the use of such Web site.

・
You cannot SPAM. You cannot SPAM. You cannot SPAM. We will terminate your account on the first offense of SPAMMING. Do not send email to lists or groups that you do not have permission to send to. We cannot stress this enough, we WILL terminate your account on the first offense.

・	You may place banners or links within your newsletters, in content of your website, or within other web related content.

・
Affiliate accounts that are left inactive will be removed from our system if their balance is equal to or less than $25. If an abandoned affiliate account has a balance between $25 and $50, a $25 fee will be assesed once per calendar month, until the balance is equal to zero dollars -and is closed. At no time will an affiliate ever owe monies to Shareasale.com, Inc. based on fees - the account will simply be closed. An abandoned affiliate account is defined as any account that has not been logged in to for a period of 6 months, nor have any transactions been posted to that account. If one or the other of those conditions are true - the account will remain in an active state.

・	NOT ALLOWED: All other uses of banners or links, such as newsgroups, chat rooms, ICQ, message boards, banner networks, hit farms, counters, orguestbooks etc. are NOT allowed.

・	NOT ALLOWED: Any placement of creative in a "Desktop" advertising scheme. This includes anyand all 3rd party advertising platforms that use a desktop application to display ads in any form.

・	NOT ALLOWED: Any display of a merchant window that isn't the result of a direct click by the end-user.

・	Failure to abide by these rules could mean termination from a given merchant program, or from shareasale.com completely with a complete forfeit of commissions.

・
Fraud is a serious offense, and will be treated as such. Fraud is defined as any action that intentionally attempts to create sales, leads, or click-throughs using robots, frames, iframes, scripts, or manually "refreshing" of pages, for the sole purpose of creating commissions. ANY ATTEMPTED FRAUD OR FRAUD WILL RESULT IN MEMBERSHIP TERMINATION AND VOIDED COMMISSIONS.

・
If you run or utilize an incentive website, you MAY participate in shareasale.corn's pay-per-click and pay-per-lead programs ONLY IF you receive specific written (fax or email are ok as well) permission from the merchant. You must also copy this specific permission to us, and that permission must detail exactly what kind of incentive your users have to click the links. Without this permission, your commissions may be voided. You are allowed to participate in any pay-per-sale programs without any special permission.

・
At Shareasale.com, there are two levels of membership: Full and Limited. All affiliates begin at the Limited level, and can participate only in pay-per-lead and pay-per-sale programs. Your status will be changed to "Full" at the time of your first payment sent to you. You must also be participating as a top-level domain name, i.e., no generic free website services allowed. Only Full members can participate in pay-per-click programs.

・	You cannot refer yourself as a Merchant with Shareasale.com and receive commission. Sorry.

PRIVACY POLICY

shareasale.com respects the privacy of its users and will not disclose personal information to third parties without the express permission of You and Your company. If You have any questions please contact shareasale@shareasale.com.

DEFINITIONS

"Performance Marketing" occurs when individual web sites that generate their own traffic ("Affiliates") partner with online Merchants ("Merchant")'s and the Merchant pays a commission or other reward for those Visitors resulting in a measurable action such as a closed sale, lead, hit, or other action.

"Affiliate" means an individual or business generating their own traffic and thus rewarded for legitimate sales, leads, clicks, or other measurable action. Affiliates use Shareasale.com to facilitate relationships with Merchants as well as gain tracking, reporting, and receipt of commission payment.

"Merchant" means an e-commerce entity paying a commission or bounty for legitimate sales, leads, clicks, or other measurable action by a Visitor. Merchants use Shareasale.com facilitate relationships as well as gain tracking, reporting, and issuance of commission payment.

"Visitor" means any person, or user that clicks on a Link to a Merchant's Web site placed on an Affiliate's Web site.

"sale commission" means the Payout the Merchant sets and agrees to pay for Visitors referred to the Merchant's Web site that results in a sale of a product or service. The sale could occur at the time of the visit or at a later time not to exceed 30 days. If a sale occurs after 30 days and the Visitor has not returned through an authorized Affiliate's site, then no Payout shall occur.

"lead commission" means the Payout the Merchant sets and agrees to pay for Visitors referred to the Merchant's Web site that results in the Visitor performing an action defined by the Merchant. Such an action could include filling out a form, joining a mailing list, or other mechanism to identify potential customers. The action could occur at the time of the visit or at a later time not to exceed 30 days. If an action occurs after 30 days and the Visitor has not returned through an authorized Affiliate's site, then no Payout shall occur.

"click commission" means the Payout the Merchant sets and agrees to pay for a valid click from an Affiliate Partner's site to the Merchant's site that results in the Merchant's Web site being viewable to the Visitor. A click is deemed valid when it meets certain criteria as defined on the Web site or in this agreement, which criteria may change from time to time.

"Payout" means the amount of sale commission, lead commission, or click commission a Merchant agrees to pay for an individual measurable action. The Payout is defined as either a percetage of a total sale amount, or as a set bounty (flat rate) per action.

"Commission" means the amount sale commission, lead commission, or click commission a Merchant agrees to pay for an individual measurable action. The Payout is defined as either a percetage of a total sale amount, or as a set bounty (flat rate) per action.

"Link" means a hyperlink placed on an Affiliate's site that, when clicked on, sends a Visitor through to a Merchant website via redirection at Shareasale.com. Links take many forms including text, a product image, buttons, banners, videos or any other format acceptable to the Merchant.

"VOID" means a reversal of a Payout previously earned for a sale, lead, or click that is later rescinded or corrected by the Merchant. Merchant's may VOID transactions that are fraudulent, or in the case of returned merchandise, duplicate transactions, or other valid reasons.

"Your Account" means a specific account within the Service, where Commissions are credited. THE SERVICE

Shareasale.com has developed and operates a service (the "Service") which allows Affiliates to participate in Performance Marketing programs. As an Affiliate ofShareasale.com you will be establishing arrangements with third party organizations, called Merchants. All Affiliate relationships established between You, the Affiliate, and Shareasale.com Merchants, will be conducted and managed through the Service.

LINK PLACEMENT

As an Affiliate of the Service, you may place and remove Merchant Links on Your site and in acceptable locations.

・	You place our merchants banners anywhere on your site as you see fit, or within non-spam emails.

・	Adult, Hate, or other related sites are not allowed

・	Any page that contains shareasale.com links, banners, or code must be written in English.

・
You cannot SPAM. You cannot SPAM. You cannot SPAM. We will terminate your account on the first offense of SPAMMING. Do not send email to lists or groups that you do not have permission to send to. We cannot stress this enough, we WILL terminate your account on the first offense.

・
Affiliate accounts that are left inactive will be removed from our system if their balance is equal to or less than $25. If an abandoned affiliate account has a balance between $25 and $50, a $25 fee will be assesed once per calendar month, until the balance is equal to zero dollars -and is closed. At no time will an affiliate ever owe monies to Shareasale.com, Inc. based on fees - the account will simply be closed. An abandoned affiliate account is defined as any account that has not been logged in to for a period of 6 months, nor have any transactions been posted to that account. If one or the other of those conditions are true - the account will remain in an active state.

・	NOT ALLOWED: All other uses of banners or links, such as newsgroups, chat rooms, ICQ, message boards, banner networks, hit farms, counters, orguestbooks etc. are NOT allowed.

・	NOT ALLOWED: Any placement of creative in a "Desktop" advertising scheme. This includes any and all 3rd party advertising platforms that use a desktop application to display ads in any form.

・	NOT ALLOWED: Any display of a merchant window that isn't the result of a direct click by the end-user.

AFFILIATE PAYMENT

You will receive a Commission for sending a Merchant authorized sales, leads, and/or clicks via Your Links. In order to place Links, You must first be approved by a Merchant to become an Affiliate of that Merchant's program. You understand that the Payout amount may be changed at any time. This information is also available to You at the shareasale.com Member's Area. You are responsible for determining if the Payout for a Link You have placed on Your site has changed or been discontinued. You receive the Commission from shareasale.com. Payments are made automatically on the twentieth (20th) day of each month when Your account balance reaches $50 or more for the previous months' transactions. Money credited to Your Account does not accrue interest. In the event of a VOID by a Merchant, shareasale.com may recover from You the corresponding Commission previously credited to Your Account. The VOID Commission will be immediately deducted from Your Account balance. In the event that Your Account balance is less than the VOID Commission, the VOID Commission will be deducted against Your future earnings. You will NEVER be asked to send money to shareasale.com

SERVICE AND SUPPORT
shareasale.com will provide support for the Service as indicated on the shareasale.com Web site. EMAIL CONTACT

shareasale.com reserves the right to send e-mail to You for the purposes of informing you of applicable changes or additions to the Service or any shareasale.com related products and services.

CHANGES TO THE SERVICE

shareasale.com reserves the right to change, modify, add or remove portions of this Agreement at any time and may add to, change, suspend or discontinue any aspect of the Service at any time. In the event of any material change, shareasale.com will notify You via e-mail, newsletter or the shareasale.com Web site at least 7 days prior to any such changes taking effect, at which time You may either agree to such changes or withdraw from the Service.

REGISTRATION

To sign up as an Affiliate of shareasale.com and to use the Service as an Affiliate Partner you must be at least 18 (eighteen) years of age, and supply a valid tax-id, which may be your social security number for individuals, or a federal tax-id for corporations or entities.

THE FOLLOWING TYPES OF SITES ARE NOT ALLOWED TO PARTICIPATE IN shareasale.com: ADULT SITES, SITES THAT DISPLAY ADULT BANNERS, SITES THAT PROMOTE VIOLENCE, BIGOTRY, OR HATRED. SITES THAT PROMOTE ILLEGAL ACTIVITY, including but not limited to WAREZ, CRACKING, and HACKING SITES. As part of the registration process, You will select a username and password combination that You use to access Your Affiliate area within the Service. You shall provide shareasale.com with accurate, complete and updated registration information. You may not select the name of another person with the intent to impersonate that person or deceive members or other users as to Your true identity. You agree that shareasale.com may rely on any data, notice, instruction or request furnished to shareasale.com by You which is reasonably believed by shareasale.com to be genuine and to have been sent or presented by a person reasonably believed by shareasale.com to be authorized to act on Your behalf. You shall notify shareasale.com by e-mail at shareasale@shareasale.com of any known or suspected unauthorized uses of Your Account, or any known or suspected breach of security, including loss, theft or unauthorized disclosure of Your username and password. You shall be responsible for maintaining the confidentiality of Your username and password and You are responsible for all usage and activity on Your Account, including use of the account by a third party authorized by You to use Your Account. Any fraudulent, abusive or otherwise illegal activity may be grounds for termination by shareasale.com and referral to the appropriate law enforcement agencies.

ACCEPTED USE

You represent to shareasale.com that all content You provide to the Service is solely owned by You or provided by You with the express authority of the company You represent, does not infringe upon any other individual's or organization's rights (including, without limitation, intellectual property rights) and is not defamatory, libelous, unlawful or otherwise objectionable. You shall not provide, promote, distribute, place or otherwise publish as an Affiliate of the Service any content, or Web site that includes content, which is libelous, defamatory, obscene, pornographic, abusive, fraudulent or violates any law. As shareasale.com may not review all information provided by You, You shall remain solely responsible for Your content and Web site. As an Affiliate, You may not artificially inflate traffic counts to Merchant site(s) using any device, program, robot or other means, including but not limited to JavaScript pop-up windows and redirects. You may not click on Your own banners and/or links or submit multiple leads to Your Merchant partners.

Links may not be placed in newsgroups, unsolicited e-mail, ICQ, banner networks, counters, chatrooms or guestbooks. Any Link placed must be done in such a way that it is not misleading to any Visitor and done with the intention of delivering valid sales, leads, or clicks to the related Merchant for that Link.

Points or reward programs for click or lead programs are NOT allowed, shareasale.com RESERVES

THE RIGHT TO DEEM ANY SITE INAPPROPRIATE AND TERMINATE THE SITE AS A MEMBER OF shareasale.com. If You are terminated from the Service, shareasale.com has the right to withhold money You earned within the Service or money that You owe within the Service and You will not be allowed to re-join shareasale.com.

LIMITED WARRANTY

The Service, its operation, its use and the results of such use shall be performed in a workmanlike manner. TO THE FULLEST EXTENT PERMISSIBLE PURSUANT TO APPLICABLE LAW, shareasale.com DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN RELATION TO THE SERVICE, ITS USE AND THE RESULTS OF SUCH USE. WITHOUT LIMITING THE FOREGOING, shareasale.com SPECIFICALLY DISCLAIMS ANY WARRANTY (A) THAT THE SERVICE WILL BE UNINTERRUPTED OR ERROR-FREE, (B) THAT DEFECTS WILL BE CORRECTED, (C) THAT THERE ARE NO VIRUSES OR OTHER HARMFUL COMPONENTS, (D) THAT THE SECURITY METHODS EMPLOYED WILL BE SUFFICIENT, OR (E) REGARDING CORRECTNESS, ACCURACY, OR RELIABILITY. APPLICABLE LAW MAY NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. The Merchant will make reasonable commercial efforts to keep its transaction service operational during normal business hours. However, certain technical difficulties may, from time to time, result in temporary service interruptions. Affiliate understands and acknowledges that it is normal to have a certain amount of system downtime and further agrees not to hold the Merchant liable for any of the consequences of such interruptions. MERCHANT SHALL HAVE NO LIABILITY FOR UNAUTHORIZED ACCESS TO, OR ALTERATION, THEFT OR DESTRUCTION OF ANY WEB SITE OF AFFILIATE OR AFFILIATE CUSTOMER DATA FILES OR SYSTEMS OR PROGRAMS THROUGH ACCIDENT, FRAUDULENT MEANS OR DEVICES. MERCHANT SHALL HAVE NO LIABILITY WITH RESPECT TO MERCHANT OBLIGATIONS HEREUNDER OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES EVEN IF MERCHANT HAS BEEN NOTIFIED OF SUCH DAMAGES. ANY LIABILITY OF MERCHANT HEREUNDER SHALL BE LIMITED TO THE REVENUE EARNED BY MERCHANT AS A DIRECT RESULT OF THIS AGREEMENT.

LIMITATION OF LIABILITY

shareasale.com OR ITS SUPPLIERS OR RESELLERS OR MERCHANTS SHALL NOT BE LIABLE TO YOU OR ANY OTHER PERSON FOR (I) ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER ARISING OUT OF THE USE OF OR INABILITY TO USE THE shareasale.com SERVICE OR ANY INFORMATION PROVIDED ON THE shareasale.com WEB SITE OR ANY OTHER HYPERLINKED WEB SITE, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, ANY LOST PROFITS, BUSINESS INTERRUPTION, LOSS OF PROGRAMS OR OTHER DATA, EVEN IF shareasale.com OR A shareasale.com AUTHORIZED REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR (II) ANY CLAIM ATTRIBUTABLE TO ERRORS, OMISSIONS OR OTHER INACCURACIES IN THE WEB SITE OR ANY HYPERLINKED WEB SITE. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. IN SUCH JURISDICTIONS, shareasale.com'S LIABILITY IS LIMITED TO THE SMALLEST AMOUNT PERMITTED BY LAW. THIS PARAGRAPH WILL SURVIVE THE FAILURE OF ANY EXCLUSIVE OR LIMITED REMEDY.

You agree that shareasale.com, although the provider of the Service, has no responsibility or liability as a result of Your placement of authorized Links from Your Web site, and You, and the Merchant, jointly and severally agree to indemnify, defend, and hold harmless shareasale.com and its affiliates, officers, directors, employees and agents from and against any and all liability, claims, losses, damages, injuries or expenses (including reasonable attorneys' fees) directly or indirectly arising from or relating to any offer or any other matter related to this Agreement or the subject matter hereof and any dispute relating thereto.

shareasale.com agrees to indemnify, defend, and hold harmless Affiliate and its affiliates, officers, directors, employees and agents from and against any and all liability, claims, losses, damages, injuries or expenses (including reasonable attorneys' fees) directly or indirectly arising from or relating to shareasale.corn's negligence or willful misconduct in performance of the Services or its breach of this Agreement.

NON-DISCLOSURE

shareasale.com acknowledges that in the course of this Agreement it shall have access to confidential and proprietary information ("Confidential Information") of Your company, shareasale.com agrees not to disclose or disseminate the Confidential Information without Your prior express written consent. The term "Confidential Information" shall not include information that is or becomes part of the public domain through no action or omission ofshareasale.com, that becomes available to shareasale.com from third parties without knowledge by shareasale.com of any breach of fiduciary duty, or that shareasale.com had in its possession prior to the date of this Agreement, shareasale.com does not collect information about a Merchant's customer transactions, other than what is passed to us through the installed tracking code and displayed on Your own transaction reports. Any information we receive is used solely for tracking and Commission payment purposes, shareasale.com reserves the right to be able to utilize this data in aggregate to analyze Service trends, monitor Service efficiencies, and perform such other analysis as shareasale.com deems appropriate.

OWNERSHIP AND LICENSES

You, the Affiliate, are granted a non-exclusive, limited, revocable right to use Merchant provided trademarks and banners. All images, technology and content provided for Your use is and shall remain the sole property of the Merchant, and no part thereof shall be deemed assigned or licensed to You except as explicitly provided for herein. All intellectual property rights, including trademarks, copyrights, patent rights or applications, tradenames and service marks related to the foregoing shall remain the Merchant's sole property, including rights in and to any derivatives thereof. You may not modify the trademarks, banners, the content or any of the images provided to You in any way.

A Merchant may immediately terminate Your license to use the marks if the Merchant reasonably believes that such use dilutes, tarnishes or blurs the value of their marks. You acknowledge that Your use of the marks will not create in You, nor will You represent that You have, any right, title or interest in or to the marks other than the license granted by the Merchant above. You will not challenge the validity of or attempt to register any of the marks or Your interest therein as a licensee, nor will You adopt any derivative or confusingly similar names, brands or marks or create any combination marks with the marks. You acknowledge the Merchant's ownership and exclusive right to use the marks and agree that all goodwill arising as a result of the use of the marks shall inure to the benefit of the Merchant.

REPRESENTATIONS

shareasale.com makes no representations whatsoever about any other Web site which You may access through the Service. In addition, a link to a non-shareasale.com Web site does not mean that shareasale.com endorses or accepts any responsibility for the content or the use of such Web site.

NONASSIGNABILITY

Affiliate or shareasale.com may assign this Agreement to any successor or affiliate upon notice to the other party and mutual agreement between both parties.

FORCE MAJEURE

Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes or any other cause which is beyond the reasonable control of such party.

JURISDICTIONAL ISSUES

This Agreement shall be governed by Illinois, USA law (except for conflict of law provisions). The exclusive forum for any actions brought in connection with this Agreement shall be in the state and federal courts in and for the State of Illinois, USA and You consent to such jurisdiction. The application of the United Nations Convention on the International Sale of Goods is expressly excluded.

MISCELLANEOUS

This Agreement represents the complete agreement concerning this license and may be amended only by a writing executed by both parties. THE ACCEPTANCE OF ANY PURCHASE ORDER PLACED BY YOU IS EXPRESSLY MADE CONDITIONAL ON YOUR ASSENT TO THE TERMS SET FORTH HEREIN, AND NOT THOSE IN YOUR PURCHASE ORDER. If any provision of this Agreement is held to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable.